FORM 8-K





                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549





                      Current Report Pursuant to Section 13
                      of the Securities Exchange Act of 1934





          Date of Report  (Date Earliest Event reported) - April 8, 1999





                        Commission File Number 2-67419





                             CB BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)





                 Hawaii                             99-0197163
        (State of Incorporation)       (IRS Employer Identification No.)





                  201 Merchant Street, Honolulu, Hawaii  96813
                    (Address of principal executive offices)





                                (808) 535-2500
                        (Registrant's Telephone Number)

ITEM 5.  Other events

On April 7, 1999, CB Bancshares, Inc. announced the hiring of Dean K. Hirata as the new Chief Financial Officer. The press release is attached hereto as Exhibit 99.


ITEM 7.  Financial Statement and Exhibits

Exhibits

99.  Press release announcing new Chief Financial Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



April 8, 1999                                CB Bancshares, Inc.
                                             /s/ Ronald K. Migita
                                             President and Chief
                                             Executive Officer

Exhibit Index

99.  Press release announcing new Chief Financial Officer

                                                                      Exhibit 99
FOR IMMEDIATE RELEASE

Contact:  Wayne Miyao
          Senior Vice President, City Bank
          Retail Banking
          Phone (808) 535-2590


            CB BANCSHARES, INC. WELCOMES NEW CHIEF FINANCIAL OFFICER

HONOLULU,  HAWAII, April 7, 1999 - CB Bancshares,  Inc. (Nasdaq-National Market:
CBBI), one of Hawaii's leading bank holding companies with more than $1.4 billion in assets, today announced that Dean K. Hirata has joined the firm as Senior Vice President and Chief Financial Officer. Hirata comes to CBBI from First Hawaiian Bank, where he managed the controller's division for the state's second largest bank, with total assets of $7.2 billion, as well as the consolidation function for BancWest Corporation, parent company of First Hawaiian, with consolidated assets of $15.1 billion. Hirata will also serve as Chief Financial Officer for CB Bancshares' two principal subsidiaries, City Bank and International Savings and Loan. "At a time when banking across the country is going through a period of transition, we at CB Bancshares are proud and pleased to have someone of the caliber and expertise that Dean Hirata brings to our firm," said Ron Migita, President and Chief Executive Officer of CB Bancshares, Inc.

As Chief Financial Officer, Hirata will oversee such functions as financial and regulatory reporting, internal reporting, asset and liability management, financial analyses, tax planning and compliance and general accounting. Hirata earned a Bachelor of Business Administration from the School of Accounting at the University of Hawaii at Manoa. Prior to his experience with First Hawaiian Bank, Hirata served as a Senior Manager with KPMG Peat Marwick.

CB Bancshares, Inc., is a bank holding company which provides a full range of banking products and services for small-and-medium-sized businesses, and retail customers through its principal subsidiaries, City Bank and International Savings and Loan. CBBI maintains 23 branches on the islands of Oahu, Maui and Hawaii.